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                                                                    Exhibit 10.3

                                PROMISSORY NOTE


Principal amount: $3,184,000                                 Date: July 31, 1997

     On or before December 31, 2002, for value received and subject to the subordination provisions set forth below, the undersigned ("Maker") promises to pay to Cortelco Systems, Inc. ("Payee"), at 4119 Willow Lake Boulevard, Memphis, Tennessee 38118, or such other place as the holder of this Note ("Holder") may from time to time designate in writing, the principal sum of $3,114,000 with interest on the unpaid principal balance of this Note at the rate set forth below, from the date of this Note until this note is paid in full.

     Definitions.  (A) "Junior Debt" means the principal amount ($3,184,000)
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evidenced by this Note, together with all interest and any other amounts payable hereunder.

     (B) "Senior Debt" means all amounts, loans, liabilities, obligations, covenants and duties at any time, now or hereafter, owed or payable by Maker to Alcatel Network Systems, Inc. ("Alcatel"), together with all interest thereon, under that certain promissory note dated December 16, 1993, as amended, in the original principal amount of Eight Million Dollars ($8,000,000) and executed by Maker as the maker, and under that certain CSHC Pledge Agreement dated as of the 16/th/ day of December, 1993, as amended, and executed by Maker as pledgor, and under that certain New Pledge Agreement dated as of the 23/rd/ day of August, 1993 and executed by Maker as pledgor.

     Subordination.  To the extent and in the manner provided in this Note,
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payment of any principal of, interest on, or other amounts with respect to the
Junior Debt is postponed and subordinated to the full and final payment and discharge of all of the Senior Debt. Without limiting the generality of the foregoing, in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Maker or the proceeds thereof to creditors of Maker or upon any indebtedness of Maker, by reason of the liquidation, dissolution or other winding up of Maker or Maker's business, or in the event of any sale, receivership, insolvency or bankruptcy proceeding by or against Maker, or assignment for the benefit of creditors of Maker, or any proceeding by or against Maker for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any of the Junior Debt shall be paid or delivered directly to Alcatel for application to the Senior Debt (whether or not the same is then due) until all of the Senior Debt has been fully paid and discharged. The books of Payee and Maker shall be marked to evidence the subordination of all of the Junior Debt to the Senior Debt.

     Negative Covenants.  Without Alcatel's prior written consent (which may be
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given or withheld in Alcatel's sole and unrestricted discretion), until all of the Senior Debt has been fully and finally paid:

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  (A) Maker shall not (and shall not permit any of its direct or indirect subsidiaries to), directly or indirectly, make any payment on account of the Junior Debt;

  (B) Payee shall not demand, collect or accept from Maker or any other person any payment on account of the Junior Debt or any part thereof or realize upon or enforce any collateral securing the Junior Debt;

  (C) Payee shall not exchange, extend the time of payment of, compromise, set off or otherwise discharge any part of the Junior Debt;

  (D) Payee shall not hereafter give any subordination in respect of the Junior Debt, convert any or all of the Junior Debt to capital stock or other securities of Maker, or transfer or assign any of the Junior Debt to any person other than Alcatel;

  (E) Maker will not hereafter issue any instrument, security or other writing evidencing any part of the Junior Debt, and Payee will not receive any such writing, except upon the prior written approval of Alcatel or at the request of and in the manner requested by Alcatel;

  (F) Payee will not commence or join with any other creditors of Maker in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Maker;

  (G) Neither the Maker nor the Payee shall amend or modify any of the terms or provisions hereof; and

  (H) Neither the Maker nor the Payee otherwise shall take or permit any action prejudicial to or inconsistent with Alcatel's priority position over Payee that is created by this Note.

  Turnover of Prohibited Assets.  If any payment, distribution or security or
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the proceeds thereof are received by Payee on account of or with respect to the
Junior Debt, Payee shall forthwith deliver the same to Alcatel in the form received (except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to Alcatel) for application to the Senior Debt (whether or not the same is then due). Until so delivered any such payment, distribution, security or proceeds shall be held by Payee in trust for Alcatel and shall not be commingled with other funds or property of Payee.

  Waivers.  Maker and Payee each hereby waives any defense based on the
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adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Note in any action brought therefor by Alcatel. To the fullest extent permitted by law, Maker and Payee each hereby further waives: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any potion of the Senior Debt or the Junior Debt to which Maker or Payee may be party; any right to require Alcatel to marshal any securities, or to enforce any security interest or lien it may now or hereafter have in any collateral securing the Senior Debt or to pursue any claim it may have against any guarantor of the Senior Debt, as a condition to Alcatel's entitlement to receive any payment on account of the Junior Debt; notice of any loans made, extensions granted or other

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action taken in reliance hereon; and all other demands and notices of every kind in connection with this Note or the Senior Debt. Payee assents to any renewal, extension, compromise or postponement of the time of payment of the Senior Debt, to any substitution, exchange or release of collateral therefor and to the addition or release of any person or primarily or secondarily liable thereon.

     Validity of Junior Debt.  The provisions of this Note subordinating the
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Junior Debt are solely for the purpose of defining the relative rights of
Alcatel and Payee, and shall not impair as between Payee and Maker, the obligation of Maker, which is unconditional and absolute, to pay the Junior Debt, nor shall any such provisions prevent Payee from exercising all remedies otherwise permitted by applicable law or under any instrument or agreement evidencing the Junior Debt upon a default thereunder, subject to all rights of Alcatel hereunder including, without limitation, Alcatel's right to receive cash, property or securities otherwise payable or deliverable to Payee until the Senior Debt is paid in full.

     Duration and Termination.  The subordination provisions of this Note shall
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constitute a continuing agreement of subordination, and shall remain in full force and effect until all of the Senior Debt has been fully and finally paid.

     Successors and Assigns.  This Note shall inure to the benefit of, and be
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enforceable by, Alcatel, its successors and assigns, and shall be binding upon, and enforceable against, Maker, Payee and their respective successors and assigns, provided that neither Maker nor Payee shall have the right to assign any rights or obligations hereunder without the consent of Alcatel (which may be given or withheld in Alcatel's sole and unrestricted discretion).

     Interest.  Interest shall accrue on the indebtedness evidenced by this Note
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only on the amounts outstanding hereunder at the rate of eight percent (8.0%)
per annum simple interest or the maximum rate permissible by law, whichever is less. Accrued interest shall be computed on the basis of a 365-day year, based on the actual number of days elapsed.

     Payments.  Principal and interest shall be payable in two (2) consecutive
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annual installments beginning with a payment of one (1) million dollars due one-
hundred eighty (180) days after the Maker has made the final payment on the Senior Debt, together with a second annual payment in an amount equal to all sums remaining unpaid under this Note. Each payment shall be credited first to accrued interest, then to unpaid principal, and interest shall then cease on the portion of principal credited. All payments shall be made in lawful money of the United States, without offset, deduction or counterclaim of any kind.

     Prepayment.  Maker may prepay this Note, subject to the subordination
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provisions herein, in whole or in part, on any date, without premium or penalty.
Any partial payment shall be credited first to accrued interest, then to principal. Prepayments shall then be applied to the next principal payment that becomes due.

     No delay or omission by Payee in exercising any right or remedy under this Note shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies under this Note. To the extent permitted by law, Maker waives the right, in any action on this Note, to assert that the action was not commenced within the time required by law for

                                      3.
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commencement of the action. All rights of Holder stated in this Note are cumulative and in addition to all other rights provided by law or in equity.

                  Maker:    CORTELCO SYSTEMS HOLDING CORP.

                            By: /s/
                                -------------------------------

                            Title:_____________________________

  Payee acknowledges its obligation under this Note and agrees that any such obligations in favor of, or for the benefit of, Alcatel may be enforced by Alcatel against Payee.

                  Payee:    CORTELCO SYSTEMS, INC.

                            By: /s/
                                -------------------------------

                            Title:_____________________________

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